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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-144885, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332, 333-52140, 333-59433, and 333-161771 on Form S-8 and Registration Statement No. 333-161770 on Form S-3 of our report relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation dated March 11, 2010, August 16, 2010 as to the effects of the restatement described in Note 22 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 22), and our report relating to the effectiveness of Georgia Gulf Corporation's internal control over financial reporting dated March 11, 2010, August 16, 2010 as to the effects of the material weakness identified in our report (which report expresses an adverse opinion on internal control over financial reporting), appearing in the Annual Report on Form 10-K/A of Georgia Gulf Corporation for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

August 16, 2010

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM